UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2006
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue
Fort Lauderdale, Florida	33315

(Address of Principal Executive Office)	(Zip Code)
(954) 525-1505
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Acquisition of Ron Fee, Inc.
On March 31, 2006, Middleton Pest Control, Inc. (“Middleton”), an indirect wholly-owned subsidiary of the Registrant, entered into an asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which, on the same day, Middleton acquired substantially all of the assets of Ron Fee, Inc., a Florida corporation (“Ron Fee”).
At the closing, Middleton paid to Ron Fee (i) $4.0 million in cash; and (ii) $1.2 million in the form of a subordinated promissory note, issued by the Registrant, which such promissory note will bear interest at a rate of 6% per annum, with interest only payable semi-annually in arrears and with the entire principal balance due and payable in full on the third anniversary from the date of issuance (the “Buyer Note”).
In consideration for the purchased assets, Middleton agreed to: (i) assume and pay certain liabilities of Ron Fee; (ii) pay the value of the receivables of the business transferred to Middleton as of the closing date which are less than 60 days outstanding as of the closing date; (iii) pay the value of the inventory transferred to Middleton as of the closing date which Middleton reasonably determines is not obsolete and is reasonably likely to be used in the business after the closing; and (iv) pay certain unpaid closing liabilities assumed by Middleton. The amount of cash paid for the receivables and unpaid closing liabilities will be subject to a post-closing adjustment within 90 days after the closing, and the amount of cash paid for the inventory will be subject to a post-closing adjustment within 20 days after the closing.
Pursuant to the Asset Purchase Agreement, on March 31, 2006, Middleton entered into a Transition Services Agreement with Ronald J. Fee, Jr., who served as the Senior Vice President of Ron Fee, and Eileen M. Triola, who served as the Executive Vice President of Ron Fee, pursuant to which Mr. Fee will provide transition services to Middleton for a period of 1 month after the closing and Ms. Triola will provide transition services to Middleton for a period of 6 months after the closing. Middleton will pay each of Mr. Fee and Ms. Triola $1,300 per week for their services. In addition, at the end of the transition services period, the Registrant has agreed to issue Ms. Triola 10,000 shares of the Registrant’s common stock.
A copy of the Asset Purchase Agreement relating to the acquisition of Ron Fee is attached hereto as Exhibit 10.18, and is incorporated herein by reference. The summary contained in this report is qualified in its entirety by reference to the more detailed terms set forth in the Asset Purchase Agreement, and investors are encouraged to review the full text of the Asset Purchase Agreement.
Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Asset Purchase Agreement. The representations and warranties in the Asset Purchase Agreement may be qualified by disclosure schedules that have not been filed with the Securities and Exchange Commission, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Asset Purchase Agreement. Moreover, the representations and warranties may become incorrect after the date of the Asset Purchase Agreement, and changes, if any, may not be reflected in the Registrant’s public disclosures. The covenants and agreements contained in the Asset Purchase Agreement are solely for the benefit of Middleton and Ron Fee, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Amendment No. 1 to Management Services Agreement
On March 31, 2006, the Registrant entered into an amendment to the management services agreement entered into February 8, 2005 with RPC Financial Advisors, LLC (“RPC”), pursuant to which the initial term of the agreement was reduced from five years to three years, and the Registrant agreed to continue to pay RPC a management fee in the amount of $1,562,500 per year, payable in equal monthly installments, through the end of the initial three-year term and each renewal term, if any. The management services agreement automatically renews for successive one-year terms, unless terminated by either party upon 30 days’ notice. The management services agreement was previously filed as Exhibit 10.3 to the Registrant’s Form 8-K filed on March 29, 2005.
Richard C. Rochon and Mario B. Ferrari, each of whom are members of the Registrant’s Board of Directors, and both of whom are affiliates of Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), are also affiliates of RPC. Coconut Palm beneficially owns approximately 65% of the outstanding shares of the Registrant’s common stock. The independent directors of the Registrant’s Board of Directors approved the amendment to the management services agreement.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the acquisition of Ron Fee, on March 31, 2006, the Registrant issued the Buyer Note. The principal amount of the Buyer Note is $1.2 million. The Buyer Note will bear interest at a rate of 6% per annum, with interest only payable semi-annually in arrears on September 30 and March 31, with the first such payment commencing September 30, 2006, and with the entire principal balance due and payable in full on the third anniversary from the date of issuance. The Buyer Note is subordinated to any indebtedness of the Registrant, and its subsidiaries, unless the instruments evidencing such borrowing provide otherwise. The Buyer Note may be prepaid at any time or from time to time at the option of the Registrant, either in whole or in part, without premium or penalty. Amounts due under the Buyer Note, including accrued and unpaid interest, will be accelerated if the Registrant defaults on the timely payment of principal and interest or upon the dissolution, termination of existence, or insolvency or bankruptcy of the Registrant.
A copy of the Buyer Note issued in connection with the acquisition of Ron Fee is attached hereto as Exhibit 10.19, and is incorporated herein by reference. The summary contained in this report is qualified in its entirety by reference to the more detailed terms set forth in the Buyer Note, and investors are encouraged to review the full text of the Buyer Note.
In connection with the acquisition of Ron Fee, on March 31, 2006, the Registrant borrowed $4.0 million under its revolving line of credit. This borrowing will accrue interest at LIBOR plus 3% (7.8% as of the date of the borrowing) and will mature on June 7, 2007.
Section 8 — Other Events
Item 8.01. Other Events.
On April 4, 2006, the Registrant issued a press release announcing the completion of the acquisition of Ron Fee, which is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

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Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.
(b) Pro Forma Financial Information.
As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.
(c) Not applicable.
(d) Exhibits.

Exhibit	Description
10.18	Asset Purchase Agreement, dated March 31, 2006, between Middleton Pest Control, Inc. and Ron Fee, Inc.

10.19	Subordinated Promissory Note, issued March 31, 2006

99.1	Press Release, dated April 4, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: April 5, 2006	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.18	Asset Purchase Agreement, dated March 31, 2006, between Middleton Pest Control, Inc. and Ron Fee, Inc.

10.19	Subordinated Promissory Note, issued March 31, 2006

99.1	Press Release, dated April 4, 2006

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